Exhibit 10.1
FORM OF INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (this “Agreement”) is effective as of _____ ____, 20___by and between Grey Wolf, Inc., a Texas corporation (the “Company”), and                                          (the “Indemnitee”).
RECITALS:
     WHEREAS, the Indemnitee is a member of the board of directors or an officer of the Company and in such capacity is performing a valuable service to the Company;
     WHEREAS, the Texas Business Corporation Act, as amended, specifically provides that indemnification and advancement of expenses provided in such statute shall not be exclusive of any other rights under any agreement, and thereby contemplates that agreements may be entered into between the Company and its officers and directors with respect to the indemnification of such persons;
     WHEREAS, the Company’s Amended and Restated Bylaws (the “Bylaws”) provide for the mandatory indemnification of the Company’s directors and officers to the maximum extent authorized by the Texas Business Corporation Act, as amended;
     WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses to, its officers and directors to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be indemnified in connection with their service;
     WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws of the Company and any resolutions adopted pursuant thereto and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder or under any other agreement or arrangement between the Company and Indemnitee; and
     WHEREAS, in order to induce the Indemnitee to continue to serve as a member of the board of directors or officer of the Company for the current term and for any subsequent term to which he or she is elected by the shareholders of the Company, the Company has deemed it to be in its best interest to enter into this Agreement with the Indemnitee.
     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Agreement, the parties to this Agreement agree as follows:
ARTICLE 1
DEFINITIONS
     Unless the context requires otherwise, for purposes of this Agreement:
          Section 1.1 The term “Act” shall mean the Texas Business Corporation Act, as in effect on the date of this Agreement and as amended after the date of this Agreement and any successor statute, in each case to the extent applicable to the Company.
          Section 1.2 The term “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Company approving a merger of the Company with another entity.
          Section 1.3 The terms “Board” and “Board of Directors” shall mean the board of directors of the Company.
          Section 1.4 A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
     (a) Acquisition of Stock by Third Party. Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities;
     (b) Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 1.4(a), 1.4(c) or 1.4(d)) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board of Directors;
     (c) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;
     (d) Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company, or the approval by the Board of Directors or the shareholders of the Company of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and
     (e) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or Item 5.01 of Form 8-K (or a response to any similar item on any similar schedules or forms) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.
          Section 1.5 The term “Defense Costs” means and includes all Expenses (as defined below) actually incurred by Indemnitee in connection with a proceeding (as defined below) except liabilities of the Indemnitee to the Company and Expenses of the kind described in Sections 1.8(e) and 1.8(f).

          Section 1.6 The term “Enterprise” means the Company and any other corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise or entity for which the Indemnitee is serving in a representative capacity at the request of the Company.
          Section 1.7 The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          Section 1.8 The term “Expenses” shall mean all costs, liabilities, obligations, damages and expenses of any character paid or incurred in connection with prosecuting, investigating, defending, being a witness or participating in, or preparing to defend, be a witness or participate in any proceeding, including:
     (a) attorneys’ fees and disbursements, including any retainer;
     (b) court and transcript costs;
     (c) the premium, security for, and other costs relating to any cost bond (including any bond in connection with injunctive relief), supersedeas bond, or other appeal bond or its equivalent;
     (d) costs and fees for expert witnesses, private investigators and other experts and professional advisors, travel expenses, copying costs, printing and binding costs, telephone charges, postage, delivery service fees, and any related costs or disbursements;
     (e) actual, consequential, punitive and exemplary damages and the multiplied portion of any damages;
     (f) any and all judgments, payments, fines (including any excise tax assessed with respect to an employee benefit plan), penalties, awards and settlement amounts (including any judgments, fines, penalties, costs or other sums paid in settlement) paid in connection therewith;
     (g) interest, computed at the interest rate reported from time-to-time in the “Money Rates” column of printed editions of the Wall Street Journal as the latest United States prime rate, accrued from the 11th day after the date the Company is requested by Indemnitee to advance or indemnify Indemnitee for such Expense to the date the Indemnitee receives reimbursement therefor; and
     (h) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, the Bylaws or any insurance policy.
          Section 1.9 The term “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
          Section 1.10 The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that the term “Person” shall exclude (i) the Company, and (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company.
          Section 1.11 The term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (including an investigation initiated by the Company, any affiliate of the Company, the Board of Directors or any committee thereof, or fiduciaries of any thereof), any appeal in such action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.
          Section 1.12 The phrase “serving in a representative capacity at the request of the Company” means the Indemnitee serving at the request of the Company as a director (including any service as a member of any committee of the Board of Directors), officer, manager, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, limited liability company, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise or entity.
          Section 1.13 Whenever the words, “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. When a reference is made in this Agreement to a Section or Article, such reference will be to a Section or Article of this Agreement unless otherwise indicated.
ARTICLE 2
INDEMNITY
          Section 2.1 Indemnification of Indemnitee. The Company agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized or permitted by law (including the applicable provision of the Act) against Expenses reasonably incurred by or on behalf of Indemnitee in connection with any proceeding in which Indemnitee was, is or is threatened to be a named defendant or respondent because he or she is, or was at any time prior to, on, or after the date of this Agreement, a director (including any service as a member of a committee of the Board of Directors) or officer of the Company or because he or she is, or was at any time prior to, on, or after the date of this Agreement, serving in a representative capacity at the request of the Company. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by contract than would be afforded currently under the Company’s Restated Articles of Incorporation (the “Articles”), Bylaws and this Agreement, it is the agreement of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

          Section 2.2 Additional Indemnity. Indemnitee shall be entitled to indemnification pursuant to this Section 2.2 if, by reason of Indemnitee serving or having served as a director (including any service as a member of a committee of the Board of Directors) or officer of the Company or in a representative capacity at the request of the Company, Indemnitee is, or is threatened to be made, a party to any proceeding (except to the extent limited by Section 2.3). Pursuant to this Section 2.2, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with such proceeding, if: (i) Indemnitee conducted himself or herself in good faith; (ii) Indemnitee reasonably believed (a) in the case of conduct in Indemnitee’s official capacity (as defined in the Act), that Indemnitee’s conduct was in the Company’s best interest, and (b) in all other cases, that Indemnitee’s conduct was at least not opposed to the Company’s best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful. Nothing in this Section 2.2 shall limit the benefits of Section 2.1 or any other Section of this Agreement.
          Section 2.3 Limitation on Indemnity. The indemnification otherwise available to Indemnitee under Section 2.2 shall be limited to the extent set forth in this Section 2.3. If Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by Indemnitee whether or not the benefit resulted from an action taken in Indemnitee’s official capacity (as defined in the Act), Indemnitee shall, with respect to the claim, issue or matter in the proceeding in which such finding is made, be indemnified only against reasonable Defense Costs. Notwithstanding the foregoing, no indemnification against such reasonable Defense Costs shall be made in respect of any claim, issue or matter in such proceeding as to which Indemnitee shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the Company; provided, however, that, if applicable law so permits, indemnification against such reasonable Defense Costs shall nevertheless be made by the Company in such event if and only to the extent that the court in which such proceeding shall have been brought or is pending, shall determine.
          Section 2.4 Settlements. The Company shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a proceeding or claim related thereto without the Company’s prior written consent. The Company shall not settle any proceeding or claim related thereto in any manner that would impose any fine or other obligation on Indemnitee (whether monetary or non-monetary) without Indemnitee’s consent. Neither the Company nor Indemnitee shall unreasonably withhold, condition or delay their consent to any proposed settlement.
          Section 2.5 Indemnification Mandatory. This Agreement makes mandatory the indemnification permitted under Section B and Section H of Article 2.02-1 of the Act with respect to Expenses incurred in connection with a proceeding and shall be deemed to constitute authorization of indemnification of, and advancement of Expenses to, Indemnitee in the manner permitted by the Act.
          Section 2.6 Indemnification for Expenses of a Witness. The Company shall pay Expenses incurred by the Indemnitee in connection with the Indemnitee’s appearance as a witness or other participation in a proceeding at a time when Indemnitee is not a named defendant or respondent in such proceeding.

          Section 2.7 Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity and advancement of Expenses that are as favorable as may be permitted under the law and public policy of the State of Texas and the United States of America. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:
          (a) Request for Indemnity. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.
          (b) Methods for Determining Entitlement to Indemnity. Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 2.7(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board of Directors: (1) by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum; (2) by a majority vote of a committee of the Board of Directors, if (a) the committee is designated by a majority vote of the directors who at the time of the vote are not named defendants or respondents in the proceeding, regardless of whether the directors not named defendants or respondents constitute a quorum, and (b) the committee consists solely of one or more of the directors not named as defendants or respondents in the proceeding; (3) by Independent Counsel selected by the Board of Directors or a committee of the Board by vote as set forth in clause (1) or (2) above; or (4) by the shareholders of the Company in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding. Notwithstanding the foregoing, following a Change in Control, all determinations with respect to Indemnitee’s entitlement to indemnification hereunder shall be made by Independent Counsel selected as set forth herein.
          (c) Selection of Independent Counsel. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 2.7(b), the Independent Counsel shall be selected as provided in this Section 2.7(c). The Independent Counsel shall be selected by the Board of Directors. The Company shall notify Indemnitee in writing of the selection and identity of the Independent Counsel within three (3) business days after such selection. Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 2.7(a), no Independent Counsel shall have been selected or is objected to, either the Company or Indemnitee may petition any court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 2.7(b). The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 2.7(b), and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 2.7(c), regardless of the manner in which such Independent Counsel was selected or appointed.
     (d) Presumption and Rebuttal of Entitlement. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel or shareholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to an action to enforce Indemnitee’s rights hereunder or create a presumption that Indemnitee has not met the applicable standard of conduct.
     (e) Good Faith Reliance. Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
     (f) Presumption and Rebuttal of Good Faith. Whether or not the foregoing provisions of Section 2.7(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
     (g) Failure to Make Determination. If the person, persons or entity empowered or selected under this Section 2.7 to determine whether Indemnitee is entitled to indemnification (i) shall not have made a determination within sixty (60) days after receipt by the Company of the request therefore and (ii) the failure to make such determination within such period is not excused by Section 2.7(h), then the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 2.7(g) shall not apply if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 2.7(b) and if (A) within twenty (20) days after receipt by the Company of the request for such determination, the Board of Directors or the directors who are not named defendants or respondents in the proceeding, if appropriate, resolve to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within twenty (20) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within seventy-five (75) days after having been so called and such determination is made thereat.
     (h) No Determination of Entitlement Required Prior to Final Disposition. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the proceeding.
     (i) Cooperation in Connection with Determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification. Such required cooperation may include (i) providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination and (ii) Indemnitee making himself or herself available for personal interviews (accompanied by Indemnitee’s counsel, at Indemnitee’s election) concerning Indemnitee’s entitlement to indemnification hereunder. The obligation of Indemnitee to cooperate shall not, however, be deemed to require Indemnitee to (i) waive Indemnitee’s rights under the Fifth Amendment to the Constitution of the United States of America or any similar provision of any state constitution or statue or discuss any matters as to which Indemnitee could, if made a witness in a court of law, properly refuse to testify in reliance on the Fifth Amendment to the Constitution of the United States of America, (ii) waive any other evidentiary privilege against disclosure, or (iii) waive Indemnitee’s rights under the Constitution of the United States of America or any similar provision of any state constitution or any federal or state statute to counsel or to trial by jury. Any costs or Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (regardless of the outcome of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
     (j) Presumption of Success Upon Settlement. The Company acknowledges that a settlement or other disposition short of final judgment shall be presumed to be “wholly successful on the merits or otherwise” within the meaning of Section H of Article 2.02-1 of the Act if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.
     (k) Effect of Termination of Proceeding. The termination of any proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful. Indemnitee shall be deemed to have been found liable in respect of a proceeding or of any claim, issue or matter therein, only after Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.
     (l) Reasonableness and Good Faith in Determination. Any Independent Counsel, member of the Board of Directors or shareholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement.
          Section 2.8 Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred by or on behalf of the Indemnitee in connection with any proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled. If Indemnitee is determined not to be entitled to be indemnified for any portion of Indemnitee’s Expenses, the Company shall have the burden of proof and the burden of persuasion by clear and convincing evidence in any proceeding that (i) such determination to deny indemnity was properly made in strict compliance with this Agreement, the Bylaws and the Act, and (ii) each item (or portion thereof) of the Expenses for which indemnity is denied is not an Expense for which Indemnitee is entitled to indemnification under this Agreement, the Bylaws or the Act.
ARTICLE 3
CONTRIBUTION
           Section 3.1 Company’s Waiver of Right of Contribution. Whether or not the indemnification provided in Article 2 hereof is available, in respect of any proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.
          Section 3.2 Company’s Contribution Obligations. Without diminishing or impairing the obligations of the Company set forth in Section 3.1, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any proceeding in which the Enterprise is jointly liable with Indemnitee (or would be if joined in such proceeding), the Company shall contribute to the amount of Expenses actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Enterprise and all officers, directors, employees or agents of the Enterprise, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Enterprise and all officers, directors, employees or agents of the Enterprise, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses, as well as any other equitable considerations which the law may require to be considered. Any determination of relative benefit shall be made by an Independent Counsel selected in the manner provided in Section 2.7(c). Any determination of relative fault of the Enterprise and all officers, directors, employees or agents of the Enterprise, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such proceeding), on the one hand, and Indemnitee, on the other hand, shall also be made by an Independent Counsel selected in the manner provided in Section 2.7(c) after giving effect to, among other things, the degree to which such person’s actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, the degree to which their conduct is active or passive, their knowledge, accesses to information and opportunity to prevent or correct the relevant faults of each party, and other relevant equitable considerations. The Company agrees to provide full cooperation to, and to pay the fees and costs of such Independent Counsel and to indemnify fully such counsel against, any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. The Company and Indemnitee agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does take account of the equitable considerations referred to herein.
          Section 3.3 Indemnification for Contribution Claims of Others. The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, employees or agents of the Enterprise, other than Indemnitee, who may be jointly liable with Indemnitee.

ARTICLE 4
ADVANCEMENT OF EXPENSES
          Section 4.1 Affirmation and Undertaking. All reasonable Expenses incurred by the Indemnitee in connection with a proceeding shall be paid by the Company from the first dollar, in advance of the final disposition of the proceeding and without the determination specified in Section 2.7 of this Agreement or Sections F or G of Article 2.02-1 of the Act, promptly upon receipt by the Company of:
     (a) a written affirmation by the Indemnitee of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under the Act; and
     (b) a written undertaking by or on behalf of the Indemnitee to repay the amount paid or reimbursed pursuant to this Section 4.1 if it is ultimately determined that he or she has not met the standard of conduct necessary for indemnification under the Act or if it is ultimately determined that indemnification of the Indemnitee against Expenses incurred by him or her in connection with that proceeding is prohibited or limited by Section E of Article 2.02-1 of the Act.
The undertaking referred to in clause (b) above must be an unlimited general obligation of the Indemnitee but need not be secured and shall be accepted by the Company without reference to the financial ability of the Indemnitee to make repayment.
          Section 4.2 Payment of Advanced Expenses. Provided the Company has received the written affirmation and undertaking required under Section 4.1, promptly following receipt by the Company from the Indemnitee of any claim for indemnity under this Agreement, the Company shall in good faith, but in any case not less than ten (10) business days following receipt of such claim, immediately begin advancing and paying, or cause to be advanced and paid, the reasonable Expenses requested by the Indemnitee. Such advances or payments for such Expenses shall continue through the final conclusion of the subject proceeding, and the Company shall pay or cause to be paid to the Indemnitee in cash the cumulative amount of the Expenses indemnifiable under this Agreement.
          Section 4.3 Offset of Advanced Expenses. The Company shall have the right to offset any Expenses advanced or required to be advanced to Indemnitee pursuant to this Agreement to the extent that Indemnitee is required to repay such amounts (because it is ultimately determined that the Indemnitee is not entitled to indemnification) against any amounts owed to Indemnitee by the Company under any agreement or arrangement other than this Agreement.
ARTICLE 5
REMEDIES OF INDEMNITEE
          Section 5.1 General. Indemnitee shall be entitled to an adjudication in a court of competent jurisdiction of the State of Texas, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification if:

          (a) a determination is made pursuant to Section 2.7 that Indemnitee is not entitled to indemnification under this Agreement;
          (b) advancement of Expenses is not timely made pursuant to Section 4.2;
          (c) no determination of entitlement to indemnification is made pursuant to Section 2.7(b) within 90 days after the date of receipt by the Company of the request for indemnification or such later date as is permitted by Section 2.7(h);
          (d) payment of indemnification for which a determination of Indemnitee’s entitlement to indemnification is not required to be made under this Agreement or by law is not made pursuant to this Agreement within ten (10) business days after receipt by the Company of a written request therefor; or
          (e) payment of indemnification is not made within ten (10) business days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 2.7 of this Agreement.
Indemnitee shall commence such proceeding seeking an adjudication within three (3) years following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 5.1 but not thereafter.
          Section 5.2 De Novo Determination. In the event that a determination shall have been made pursuant to Section 2.7(b) that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Article 5 shall be conducted in all respects as a trial de novo on the merits, and Indemnitee shall not be prejudiced by reason of an adverse determination under Section 2.7(b) or the Act, and no presumptions adverse to Indemnitee or favorable to the Company shall arise because of such adverse determinations, including any presumption arising under the “business judgment rule” or similar doctrine.
          Section 5.3 Company Bound by Determination of Entitlement. If a determination shall have been made pursuant to Section 2.7(b) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Article 5 absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.
          Section 5.4 Expenses of Enforcing this Agreement. If Indemnitee is required to bring any action (whether pursuant to Article 5 of this Agreement or otherwise) to enforce his or her rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, the Company shall (within ten (10) business days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to Indemnitee, which are incurred by Indemnitee in connection with any such action brought by Indemnitee prior to the final disposition of the action, regardless of whether Indemnitee ultimately is determined to be entitled to such rights or amounts.
          Section 5.5 Provisions of Agreement Presumed Valid and Enforceable. The Company shall not assert in any proceeding commenced in connection with this Agreement that the procedures, presumptions, burdens of proof and burdens of persuasion set forth in this Agreement are not valid, binding and enforceable and shall stipulate in any such proceeding that the Company is bound by all the provisions of this Agreement including the procedures, presumptions, burdens of proof and burdens of persuasion contained herein.
          Section 5.6 Specific Performance. The parties hereto agree that Indemnitee may enforce this Agreement by seeking specific performance hereof, without any necessity of showing irreparable harm or posting a bond, which requirements are hereby waived, and that by seeking specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled. If, however, posting of a bond is required by a non-waivable provision of law, the Company agrees that it will (and does hereby) stipulate in the proceeding that a bond not in excess of $1,000 would be adequate.
ARTICLE 6
MISCELLANEOUS
          Section 6.1 Enforcement; Survival of Rights. The Company expressly confirms and agrees that it has entered into this Agreement in order to induce the Indemnitee to serve or continue to serve as a director (including as a member of any committee of the board of directors) or officer or in a representative capacity at the request of the Company, and acknowledges that the Indemnitee is relying upon this Agreement in continuing in such capacity and in serving as a director (including as a member of any committee of the board of directors) or officer of the Company or in a representative capacity at the request of the Company after the date of this Agreement, whether or not the Indemnitee serves in any such capacity on the date of this Agreement. All agreements and obligations of the Company contained in this Agreement shall continue during the period that the Indemnitee serves as a director (including as a member of any committee of the board of directors) or officer of the Company or in a representative capacity at the request of the Company and continue after such period so long as the Indemnitee shall be subject to any possible claim or proceeding by reason of the fact that the Indemnitee was a director or officer of the Company or served in any other representative capacity at the request of the Company.
          Section 6.2 Provisions As Separate Agreements. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Agreement.
          Section 6.3 Governing Law. This Agreement will be governed by and construed and interpreted in accordance with the substantive laws of the State of Texas, including laws governing statutes of repose and statutes of limitation, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.
          Section 6.4 Assignment; Successors and Assigns. This Agreement is personal to the Indemnitee and without the prior written consent of the Company shall not be assignable by the Indemnitee other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Indemnitee’s estate, spouse, heirs, administrators, executors and legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including any direct or indirect successors by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company.
          Section 6.5 Mandatory Assumption on Sale of Assets. The Company shall require and cause any successor to all or substantially all of the business and/or assets of the Company and its direct and indirect subsidiaries taken as a whole (whether directly or indirectly by purchase, merger, consolidation, conversion to another form of entity or otherwise), by written agreement in form and substance reasonably satisfactory to the Indemnitee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
          Section 6.6 Modification and Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties to this Agreement. Any provision of this Agreement may be waived only if such waiver is in writing and is signed by the party against whom the waiver is to be effective. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
          Section 6.7 Amendments to Articles or Bylaws. No amendment, modification or other change to the Company’s Articles or Bylaws after the date of this Agreement shall adversely impact the Indemnitee’s rights and protections under this Agreement.
          Section 6.8 Non-Exclusivity; Reimbursement of Duplicate Payments. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any provision of the Act, the Articles or Bylaws of the Company, the constituent documents of any other entity or any other agreement, insurance policy, or otherwise. However, the Indemnitee shall reimburse the Company for amounts paid to him or her pursuant to this Agreement to the extent such payments duplicate any payments received pursuant to such other rights.
          Section 6.9 Subrogation. In the event of any payment under this Agreement to or for the benefit of Indemnitee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.
          Section 6.10 Preservation of Insurance. To the extent the Company maintains any current or future directors’ and officers’ liability insurance or executive risk policies including any related excess insurance policies. Indemnitee, for as long as Indemnitee is an officer or director of the Company, shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any other Company director or officer.
          Section 6.11 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by facsimile transmission or overnight delivery service, or 72 hours after having been mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to each party at the address indicated below:
     If to the Company:
Grey Wolf, Inc.
10370 Richmond Avenue, Suite 600
Houston, Texas 77042
Attn: Corporate Secretary
     If to the Indemnitee:

     with a copy to (which shall not constitute notice):
Porter & Hedges, L.L.P.
1000 Main Street, 36th Floor
Houston, Texas 77002
Attention: Nick D. Nicholas
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
          Section 6.12 SCOPE OF CONDUCT. WITHOUT LIMITING THE GENERALITY OF ANY OTHER PROVISION HEREUNDER, IT IS THE EXPRESS INTENT OF THIS AGREEMENT THAT INDEMNITEE BE INDEMNIFIED AND EXPENSES BE ADVANCED REGARDLESS OF INDEMNITEE’S ACT OF NEGLIGENCE, GROSS NEGLIGENCE, INTENTIONAL OR WILLFUL MISCONDUCT OR ANY THEORY OF STRICT LIABILITY TO THE EXTENT THAT INDEMNIFICATION AND ADVANCEMENT OF EXPENSES IS ALLOWED PURSUANT TO THE TERMS OF THIS AGREEMENT AND APPLICABLE LAW.
          Section 6.13 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable (a) the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable. Each section of this Agreement is a separate and independent portion of this Agreement. If the indemnification to which the Indemnitee is entitled as respects any aspect of any claim varies between two or more sections of this Agreement, that section providing the most comprehensive indemnification shall apply.
          Section 6.14 Director Exculpation. Pursuant to the Articles, if Indemnitee is or was a director of the Company, Indemnitee shall not be liable to the Company or to its shareholders for monetary damages for an act or omission in Indemnitee’s capacity as a director; provided that Indemnitee’s liability shall not be eliminated or limited to the extent Indemnitee is found liable for: (i) a breach of a director’s duty of loyalty to the Company or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of a director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which Indemnitee received an improper benefit, whether or not the benefit resulted from an action taken within the scope of Indemnitee’s office; or (iv) an act or omission for which the liability of Indemnitee is expressly provided by an applicable statute.
          Section 6.15 Making of Agreement and Place of Performance. The parties hereto acknowledge and agree that this Agreement has been made between the parties in Harris County in the State of Texas, and the obligations of the parties under this Agreement are to be performed in Harris County in the State of Texas.
          Section 6.16 Jurisdiction and Venue. Any “Action or Proceeding” (as such phrase is defined below) arising out of or relating to this Agreement shall be filed in and litigated or arbitrated solely before the courts located in or arbitrators sitting in Harris County in the State of Texas, and each party to this agreement: (i) generally and unconditionally accepts the exclusive jurisdiction of the aforesaid courts and arbitrators and venue therein, and waives to the fullest extent provided by law any defense or objection to such jurisdiction and venue based upon the doctrine of “forum non conveniens”; and (ii) generally and unconditionally consents to service of process in any such Action or Proceeding by delivery of certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement. For purposes of this Section, the term “Action or Proceeding” means any and all claims, suits, actions, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal. The foregoing consent to jurisdiction shall not constitute general consent to service of process in the state for any purpose except as provided above, and shall not be deemed to confer rights on any person other than the parties to this Agreement.
          Section 6.17 Counterparts. This Agreement may be executed in one or more counterparts (including, facsimile and portable document format (PDF) counterparts) for the convenience of the parties hereto, all of which together will constitute one and the same instrument.
          Section 6.18 Time of Essence. Time is of the essence in the performance of this Agreement.

     IN WITNESS WHEREOF, the parties to this Indemnity Agreement have executed this Agreement as of the date first written above.

GREY WOLF, INC.

By:

Name:

Title:

INDEMNITEE:

Print Name: